UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

Item 2.	Acquisition or Disposition of Assets

On September 3, 2003, pursuant to an Agreement and Plan of Reorganization, dated as of August 11, 2003 (the “Reorganization Agreement”), Primus Knowledge Solutions, Inc., a Washington corporation (“Company”) closed, subject to certain shareholders of the acquired entity waiving their statutory dissenter’s rights or such rights expiring under law, the acquisition of Broad Daylight, Inc., a Delaware corporation (“Broad Daylight”). On September 16, 2003, the Company obtained sufficient waivers of dissenter’s rights under the conditions to the Reorganization Agreement. The acquisition was effectuated by a merger of a wholly-owned Delaware subsidiary of the Company (“Sub”) with and into Broad Daylight. Pursuant to the Reorganization Agreement, all of the outstanding equity securities of Broad Daylight will be converted into 2,090,000 shares of Company common stock, plus cash consideration to certain Broad Daylight shareholders of approximately $140,000. On September 5, 2003, the Company issued a press release announcing the closing of the above transaction, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The terms of the transaction are more fully described in the Reorganization Agreement, filed as Exhibit 2.1 to the Company’s Form 10-Q filed on August 14, 2003.

Item 7.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The required financial statements of Broad Daylight (together with the related independent auditors’ report) will be filed on or prior to the 60/th/ day after the date that this initial report on Form 8-K must be filed.

(b) Pro forma financial information

The required unaudited pro forma condensed financial statements of the Company and related notes to pro forma condensed financial statements will be filed on or prior to the 60/th/ day after the date that this initial report on Form 8-K must be filed.

(c) Exhibits

99.1	Press release issued by the Company, dated September 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

Dated:	September 25, 2003	By:	/s/ RONALD M. STEVENS
Ronald M. Stevens, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company, dated September 5, 2003.